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                                                                   EXHIBIT 3.2.1

                                 AMENDMENT NO. 1
                                       TO
              AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                            HERITAGE OPERATING, L.P.


         This Amendment (this "Amendment") to the Amended and Restated Agreement of Limited Partnership of Heritage Operating, L.P. (the "Partnership") , dated as of June 27, 1996 (the "Partnership Agreement" ) is entered into effect as of August 10, 2000 by Heritage Holdings, Inc., a Delaware corporation (the "General Partner"), as the general partner of the Partnership, on behalf of itself and the Limited Partner of the Partnership. Capitalized terms used but not defined herein are used as defined in the Partnership Agreement.

                                    RECITALS

                  WHEREAS, Article XIII of the Partnership Agreement provides that the General Partner, without the approval of any Limited Partner, may amend the Partnership Agreement in a manner that does not adversely affect the Limited Partners; and

                  WHEREAS, a provision in the Partnership Agreement is necessary to accommodate additional limited partners' capital contributions and reflect that ownership in the accounts of the Partnership.

         NOW, THEREFORE, the General Partner hereby amends the definition of "Percentage Interest" as set forth in Section 1.1 of the Partnership Agreement to read as follows:

                  "Percentage Interest" means the percentage interest in the Partnership held by each Partner upon completion of the transactions in
         Section 5.2 and thereafter shall mean (a) as to the General Partner (in its capacity as general partner of the Partnership), 1.010%, and (b) as to any Limited Partner from time to time, the percentage equivalent to the aggregate Capital Contributions made to the Partnership related to the Partnership Interest then held by that Limited Partner (in its capacity as a Limited Partner) divided by the aggregate Capital Contributions made to the Partnership related to the Partnership Interest then held by all Limited Partners (in their capacity as Limited Partners)."

         IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

                                       GENERAL PARTNER:

                                             HERITAGE HOLDINGS, INC.

                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------

                                       LIMITED PARTNERS:

                                             All Limited Partners now and
                                             hereafter admitted as limited
                                             partners of the Partnership,
                                             pursuant to Powers of Attorney now
                                             and hereafter executed in favor of,
                                             and granted and delivered to, the
                                             General Partner

                                             By:  Heritage Holdings, Inc.
                                                  General partner, as
                                                  attorney-in-fact for all
                                                  Limited Partners pursuant to
                                                  Section 2.6 of the
                                                  Partnership Agreement.


                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------